UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) November 18, 2005

AT&T Inc.
(Exact Name of Registrant as Specified in Charter)

                                                                             Delaware                                                          1-8610                                                       43-1301883
                                                               (State or Other Jurisdiction of                     (Commission File Number)                (IRS Employer Identification No.)
                                                                          Incorporation)

175 E. Houston, San Antonio, Texas 78205
(Address of Principal Executive Offices) (Zip Code)

        Registrant’s telephone number, including area code (210) 821-4105

__________________________________
(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))
|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 18, 2005, SBC Communications Inc., now known as AT&T Inc., announced that, contingent upon the closing of its acquisition of AT&T Corp. (which closed later on November 18, 2005), it would unconditionally and irrevocably guarantee the payment of interest and principal for the Euro notes of AT&T Corp. due November 21, 2006, with a coupon rate of 6.00% effective November 21, 2005 and an original coupon rate of 6.00%. The current principal amount outstanding on this issue is Euro 721,229,000 which, based on November 17, 2005 exchange rates, is equivalent to approximately U.S. $845,000,000. Based on the current coupon rate for this issue and November 17, 2005 exchange rates, the maximum potential amount of future interest payments would be approximately U.S. $50,700,000.

The foregoing summary of the Guarantee does not purport to be complete and is subject to and qualified in its entirety by reference to the text of such Guarantee. A copy of the Guarantee is attached hereto as Exhibit 4-d and is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

The following exhibit is filed as part of this report:

(c)	Exhibits

4-d Guarantee of certain obligation of AT&T Corp.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AT&T Inc.

Date: November 21, 2005	By /s/ John J. Stephens John J. Stephens Vice President and Controller